Exhibit 10.1

FIRST FOLLOW-ON SECURITIES PURCHASE AGREEMENT

THIS FIRST FOLLOW-ON SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 15, 2018, by and among BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (the “Company”), and the investor set forth on the signature page hereto (the “Investor”).

WHEREAS, on December 28, 2017 affiliates of the Investor acquired from the Company $4,990,000 in aggregate principal amount of convertible senior subordinated secured loan notes and ten (10) shares of Series A Preferred Stock pursuant to a Securities Purchase Agreement, dated December 28, 2017, by and between the Investors party thereto (the “Original Investors”) and the Company (the “Original Purchase Agreement”);

WHEREAS, in connection with the Original Purchase Agreement, the Original Investors and the Company entered into a Registration Rights Agreement, Security Agreement, and Subordination Agreement; and

WHEREAS, the Investor has agreed to acquire additional Notes and shares of Series A Preferred Stock from the Company pursuant to the terms and conditions of this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

DEFINITIONS

1.1           Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings provided therefor in the Original Purchase Agreement.

SECTION 2

ISSUANCE OF SECURITIES

2.1           Issuance of Convertible Notes and Series A Convertible Preferred Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell to the Investor (i) a convertible senior subordinated secured loan note (the “Note”) in the aggregate principal amount of $467,000 (the “Principal Amount”) and (ii) one (1) share of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $1,000 in cash (the “Series A Preferred Stock Purchase Price”), against payment by the Investor to (or to the order of) the Company of the Principal Amount and the Series A Preferred Stock Purchase Price. The Note shall be in the form of Exhibit A attached to the Original Purchase Agreement. Shares of Series A Preferred Stock may only be purchased, sold or otherwise transferred together with the Notes. The Notes and shares of Series A Preferred Stock shall be convertible into Series B Preferred Stock, and the shares of Common Stock into which such additional shares of Series B Preferred Stock are convertible shall be “Registrable Securities” under the Registration Rights Agreement. The Notes and the indebtedness evidenced thereby shall be obligations secured pursuant to the Security Agreement and subordinated as set forth in the Subordination Agreement. The Investor hereby agrees to be bound by the Registration Rights Agreement, Security Agreement, and Subordination Agreement as fully and the same as if a party thereto with respect to the Note and the Series A Preferred Stock to be issued pursuant to this Agreement and the Common Stock issuable upon conversion thereof.

2.2           Closing. The closing of the purchase and sale of the Notes and Series A Preferred Stock (the “Closing”) hereunder shall be held at the offices of Thompson Hine LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1291 within two Business Days after the date hereof, or at such other place as is mutually agreeable to the Company and the Investor (the “Closing Date”).

2.3           Conditions to Investor Obligations. The obligation of the Investor to purchase the Note and Series A Preferred Stock at the Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.3.

(a)           Agreement. The Investor shall have received, in form and substance satisfactory to it, a fully-executed version of this Agreement.

(b)           Secretary’s Certificate, Etc. The Investor shall have received (each of which shall be in form and substance satisfactory to the Investor):

(i)       a certificate, dated as of the Closing Date, of the Secretary of the Company certifying (A) copies of the resolutions and other actions taken or adopted by the Company authorizing the execution, delivery and performance of this Agreement, (B) the Governing Documents of the Company, including the Articles of Amendment of Series A Preferred Stock, the Articles of Amendment of Series B Preferred Stock, and (C) the incumbency, authority and signatures of the officers of the Company who are authorized to execute this Agreement;

(ii)       a good standing certificate with respect to the Company as of a date recently prior to the Closing Date from the Secretary of the State (or other appropriate Governmental Authority) of the state in which the Company is organized or formed and of each state in which the Company and any of its Subsidiaries or its Managed PCs does business.

(c)           Collateral Matters. The Investor shall have received each of the following (each of which shall be in form and substance satisfactory to the Investor):

(i)       confirmation that all UCC-1 financing statements and other filings necessary or appropriate in the opinion of the Investor to perfect the security interests of the Investor in the Collateral have been accepted for filing;

(ii)       such lien and judgment searches as the Investor may have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral is subject to no other security interests in favor of any Persons other than Permitted Liens and other than pursuant to the Subordination Agreement; and

(iii)       evidence that all other actions necessary or appropriate in the opinion of the Investor to perfect and protect the Investor’s security interests in the Collateral have been taken (subject to the Subordination Agreement).

2

(d)           Authorizations, Approvals, Etc. The Investor shall have received, in form and substance satisfactory to it, evidence that all (i) approvals or consents of any Governmental Authority, and (ii) approvals or consents of any other Person, required in connection with the execution with the execution, delivery and performance of this Agreement shall have been obtained.

(e)           No Contest, Etc. No claim, litigation, arbitration, governmental investigation, injunction, order, proceeding or inquiry shall be pending or threatened which: (i) seeks to enjoin or would be reasonably be expected to materially delay, impose material limitations on, or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement; or (ii) would otherwise be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby.

(f)            Closing Certificate. The Investor shall have received a certificate, dated as of the Closing Date, of an authorized signatory of the Company to the effect that: (i) all conditions precedent set forth in this Section 2.3 have been satisfied; (ii) all representations and warranties set forth in Section 4 of this Agreement are true, correct and complete in all respects as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date); (iii) except for Defaults or Events of Default that have been waived, no Default or Event of Default has occurred; and (iv) the Company has obtained and maintains in full force and effect each and every consent, approval, filing and registration by or with any Person, including, without limitation, any Governmental Authority, necessary to authorize or permit the execution, delivery or performance of the Transaction Documents, the issuance of the Notes, Series A Preferred Stock, Series B Preferred Stock and Common Stock issuable upon conversion of Series B Preferred Stock (including any approval, consent, filing and registration required under federal or state securities laws), the validity or enforceability thereof, or the consummation of the transactions contemplated by this Agreement.

(g)           Other Documents, Certificates, Etc. The Investor shall have received such other documents, certificates, opinions of counsel or other materials, as it may reasonably request from the Company.

(h)           Satisfactory Legal Form. All closing documents executed or submitted by or on behalf of the Company or any other Person shall be satisfactory in form and substance to the Investor, and the Investor shall have received such counterpart originals or such certified or other copies of such closing documents, as the Investor may request.

(i)            Material Adverse Effect. On and as of the Closing Date, there shall have occurred no Material Adverse Effect since the date of the most recent financial statements delivered by or on behalf of the Company to the Investor.

(j)            Representations and Warranties; No Default, Event of Default. On the Closing Date, both before and after giving effect to the issuance of the Notes and Series A Preferred Stock and to the application of proceeds therefrom: (i) the representations and warranties of the Company and contained herein shall be true, correct and complete in all respects on and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date); and (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the issuance of the Note and Series A Preferred Stock under this Agreement.

3

(k)           Disclosure Schedule. The Investor shall have received the disclosure schedule contemplated by Section 4 of this Agreement (the “Disclosure Schedule”), which shall be executed by the Company and in form and substance satisfactory to the Investor.

(l)            Wire Instructions. The Company shall have provided the Investor with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company, and with wire instructions of such third parties as the Company may designate to receive funds at Closing.

2.4           Conditions to Company Obligations. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(a)           Representations and Warranties. On the Closing Date, the representations and warranties of the Investor contained herein shall be true, correct and complete in all respects on and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date).

(b)           Purchase Price. The Investor shall have delivered to the Company the items set forth in Section 2.5(ii) of this Agreement.

2.5           Delivery. On the Closing Date, (i) the Company shall execute and deliver to the Investor the Notes and shares of Series A Preferred Stock, and (ii) the Investor shall deliver to the Company and such third parties as the Company may designate to receive funds at Closing a check or checks or wire transfers of immediately available funds in an amount equal to the original Principal Amount of the Notes and the Series A Preferred Stock Purchase Price less the amount equal to the Investor’s expenses, including legal fees and expenses, incurred in connection with the transactions contemplated herein. The Notes shall be binding obligations of the Company upon execution thereof by the Company and delivery thereof to the Investor. Shares of Series A Preferred Stock shall be duly authorized, fully paid and nonassessable upon delivery of such shares to the Investor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as of the date hereof and the Closing Date as follows:

3.1           Purchase for Own Account. The Investor represents that it is acquiring the Securities pursuant to this Agreement solely as an investment for such Person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Securities pursuant to this Agreement shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4

3.2           Disclosure of Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities pursuant to this Agreement. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.3           Investment Experience. Either (i) the Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) the Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. The Investor such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities pursuant to this Agreement. The Investor acknowledges that any investment in the Securities pursuant to this Agreement involves a high degree of risk and represents that it is able, without materially impairing its financial condition, to hold the Securities acquired pursuant to this Agreement for an indefinite period of time and to suffer a complete loss of its investment.

3.4           Accredited Investor. The Investor represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.5           Restrictions on Transfer. The Investor understands that the Securities acquired pursuant to this Agreement are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6           Organization and Standing of Investor. The Investor is a corporation, limited liability company, limited partnership or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.7           Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Series A Preferred Stock being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Investor or its board of directors, managers, shareholders, partners, or members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Investor enforceable against the Investor in accordance with the terms thereof.

5

3.8           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (a) result in a violation of the Investor’s charter documents or bylaws or other organizational documents or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Investor is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes and shares of Series A Preferred Stock in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.9           General Solicitation. The Investor is not purchasing the Securities pursuant to this Agreement as a result of any advertisement, article, notice or other communication regarding such Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

3.10         Residency. The Investor is a resident of that jurisdiction specified below its address on its signature page hereto.

3.11         Reliance on Exemptions. The Investor understands that the Securities acquired pursuant to this Agreement are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire such Securities.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date hereof and the Closing Date that:

4.1           Organization, Good Standing and Qualification; Licenses. Each of the Company, its Subsidiaries and its Managed PCs is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect. Each of the Company, its Subsidiaries and its Managed PCs is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

6

4.2           Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities pursuant to this Agreement, has been taken or will be taken prior to the Closing Date. Each of this Agreement and the Note Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3           Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock or equity interests, options and other securities of the Company, each of its Subsidiaries and each of its Managed PCs (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock or equity interests of the Company or such Subsidiaries or Managed PCs) is set forth in Schedule 4.3 of the Disclosure Schedule. No shares of preferred stock of the Company are issued and outstanding. All outstanding shares of capital stock and equity interests are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. All outstanding shares of capital stock of each of the Managed PCs are owned by the respective individuals set forth in Schedule 4.3 of the Disclosure Schedule free and clear of any security interests, claims, liens or encumbrances, except those in favor of the Company pursuant to agreements between the Company and such individual shareholders. Except as disclosed in Schedule 4.3 of the Disclosure Schedule, none of the Company, any of its Subsidiaries or any of its Managed PCs has any options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock or equity interests, or securities or rights convertible or exchangeable into shares of capital stock or equity interests, options and other securities of the Company, any of its Subsidiaries or any of its Managed PCs. Except as set forth on Schedule 4.3 of the Disclosure Schedule, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement of the Company providing rights to security holders) and the issuance and sale of the shares of Series A Preferred Stock pursuant to this Agreement will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in SEC Reports or in Schedule 4.3 of the Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

7

4.4           Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company, any of its Subsidiaries or any of its Managed PCs is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing with the SEC of a Form D, one or more Current Reports on Form 8-K, and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the relevant Closing Date, and recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Investor. None of the Company, any of its Subsidiaries or any of its Managed PCs is in violation or default (i) of any provision of its Governing Documents, (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (iii) of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the cases of clause (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company, any of its Subsidiaries or any of its Managed PCs or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, any of its Subsidiaries or any of its Managed PCs, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

4.5           SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required, and the Company’s XBRL files) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Schedule, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investor or its representatives true, correct and complete copies of the documents filed with the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

8

4.6           Material Changes. Except as set forth in Schedule 4.6 of the Disclosure Schedule, since March 31, 2018, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) none of the Company, any of its Subsidiaries or any of its Managed PCs has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) none of the Company, any of its Subsidiaries or any of its Managed PCs has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Approved Stock Plans.

4.7           Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of its Managed PCs that could, individually or in the aggregate, have a Material Adverse Effect.

4.8           Transaction Documents. All representations and warranties of the Company contained in the other Transaction Documents to which it is party are true and correct.

4.9           Licenses and Intellectual Property Rights. The Company, each of its Subsidiaries and each of its Managed PCs possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.10         Tax Matters. Except as set forth on Schedule 4.10 of the Disclosure Schedule, the Company, each of its Subsidiaries and each of its Managed PCs have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any governmental agency or authority and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. None of the Company, any Subsidiary or any Managed PC has received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

4.11         Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Company, each of its Subsidiaries and each of its Managed PCs, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company, each of its Subsidiaries and each of its Managed PCs operate.

9

4.12         No Material Adverse Effect. Since March 31, 2018, no event has occurred or condition exists with respect to the Company, any of its Subsidiaries or any of its Managed PCs that, to the knowledge of the Company, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

4.13         Disclosure. None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Investor in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

4.14         Sarbanes-Oxley; Internal Accounting Controls. The Company, the Subsidiaries and the Managed PCs are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company, the Subsidiaries and the Managed PCs maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Subsidiaries and the Managed PCs have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company, the Subsidiaries and the Managed PCs and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company, the Subsidiaries and the Managed PCs as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of its certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company, its Subsidiaries and its Managed PCs that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company, its Subsidiaries and its Managed PCs.

10

4.15         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

4.16         Registration Rights. Other than as disclosed in the SEC Reports, no Person has any right to cause the Company, any Subsidiary or any Managed PC to effect the registration under the Securities Act of any securities of the Company, any Subsidiary or any Managed PC.

4.17         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

4.18         Application of Takeover Protections. The Company and the board of directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Securities pursuant to this Agreement and the Investor’s ownership of the Securities acquired pursuant to this Agreement.

4.19         No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable stockholder approval provisions.

11

4.20         Solvency. Based on the consolidated financial condition of the Company, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within six months from the Closing Date. For the purposes of Section 4.20 of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business); (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. None of the Company, any Subsidiary or any Managed PC is in default with respect to any Indebtedness.

4.21         Foreign Corrupt Practices. None of the Company, any Subsidiary or any Managed PC, nor to the knowledge of the Company, any Subsidiary or any Managed PC, any agent or other person acting on behalf of the Company, any Subsidiary or any Managed PC, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, any Subsidiary or any Managed PC (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated any provision of the Foreign Corrupt Practices Act.

4.22         Auditors. The auditor of the Company, which has certified the consolidated financial statements of the Company for the Company’s last fiscal year, and any of its successors or any other auditing firm that is expected to audit the consolidated financial statements of the Company for the Company’s fiscal year ending December 31, 2017, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

12

4.23         Acknowledgement Regarding Investor Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investor and the Investor Directors with applicable law, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities acquired pursuant to this Agreement for any specified term; (ii) past or future open market or other transactions by any Investor, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Investor, and counter-parties in “derivative” transactions to which any the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Securities acquired pursuant to this Agreement are outstanding, including, without limitation, during the periods that the value of the Securities acquired pursuant to this Agreement is being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of this Agreement or any of the Transaction Documents.

4.24         Money Laundering. The operations of the Company, its Subsidiaries and its Managed PCs are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Subsidiary or any Managed PC with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, any Subsidiary or any Managed PC, threatened.

4.25         No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, nor, to its knowledge, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

4.26         Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities pursuant to this Agreement.

4.27         Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

13

4.28         Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and shares of Series A Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.29         Valid Issuance of Note Conversion Shares. The Note Conversion Shares, when issued, sold and delivered in accordance with the terms of the Notes, the Articles of Amendment of Series A Preferred Stock and the Articles of Amendment of Series B Preferred Stock for the consideration specified therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, and the restrictions imposed by the Subordination Agreement.

4.30         Managed PCs. Each Managed PC conducts its business in material compliance with law and applicable requirements of Governmental Authorities.

SECTION 5

COMPANY COVENANTS

5.1           Covenants. For so long as any amount remains due and outstanding under the Notes acquired pursuant to this Agreement or any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the Company and each of its Subsidiaries and its Managed PCs shall be subject to the following restrictions and obligations:

(a)           Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, incur, guarantee, or assume any Indebtedness, other than (i) the Indebtedness evidenced by the Notes issued pursuant to this Agreement and the Original Purchase Agreement and (ii) Permitted Indebtedness.

(b)           Existence of Liens. Other than Permitted Liens, the Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, allow or suffer to exist any Liens to the extent such Lien is upon or in a material portion of (x) the Company’s property and assets or (y) the property and assets of the Company and its Subsidiaries and Managed PCs taken as a whole on a consolidated basis; unless, all payment obligations under the Notes issued pursuant to this Agreement and the Original Purchase Agreement are secured on an equal and ratable basis as the obligations secured by such Lien until such time as such obligations are no longer secured by a Lien;

(c)           Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

14

(d)           Dilutive Issuances. Other than pursuant to any Approved Stock Plan and except for the issuance of Excluded Securities, the Company shall not, in any manner, issue or sell any Common Stock or Common Stock Equivalents unless the purchase, conversion, exchange or exercise price, as applicable, of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Note, Series A Preferred Stock or Series B Preferred Stock issued or issuable pursuant to this Agreement is convertible. The Company shall not, in any manner, enter into or affect any Dilutive Issuance if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note issued pursuant to this Agreement any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes, Series A Preferred Stock and Series B Preferred Stock issued or issuable pursuant to this Agreement without breaching the Company’s obligations under the rules or regulations of the Trading Market on which the Common Stock is then listed or quoted.

(e)           Additional Issuances of Preferred Stock or Convertible Notes. The Company shall not issue, designate or authorize the issuance of any shares of preferred stock or Common Stock Equivalents having rights, preferences or privileges senior to or on parity with the Common Stock, other than in connection with the conversion by the Investor of the Notes, the issuance of any such Series A Preferred Stock or Series B Preferred Stock pursuant to the terms of this Agreement, or the conversion of any such Series A Preferred Stock or Series B Preferred Stock pursuant to the terms of this Agreement.

(f)            Distributions. The Company shall not declare or pay any dividends or make any distribution of any kind on the Company’s capital stock other than dividends on the Series A Preferred Stock and the Series B Preferred Stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock, any options, any convertible securities or other rights to acquire shares of capital stock of the Company, except for the repurchase of such securities from employees or consultants to the Company at the original issue price paid therefor pursuant to contractual rights of the Company upon the termination of such employees’ or consultants’ employment by or provision of service to the Company, provided that (A) the Company has a repurchase right with respect to such securities, (B) no Event of Default exists either immediately prior to or after giving effect to such repurchase, and (C) the total amount paid in connection therewith by the Company does not exceed $50,000 in any fiscal year.

(g)           Sale of Subsidiary or Managed PC. Without prior approval of the Majority Holders, the Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, sell, transfer, cause to be sold or transferred, or otherwise dispose of, any interest in a Subsidiary or Managed PC of any Person (including through merger, spin-off or consolidation) that is greater in the aggregate than 10% of the Company’s market capitalization as of the date thereof. Notwithstanding the foregoing, interests in the Managed PCs may be sold or transferred in the ordinary course of business in connection with the retirement, termination or other transition of dentists of the Managed PCs who own such interests.

15

(h)           Sale of Assets. Without prior approval of the Majority Holders, the Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, sell, license, transfer or otherwise dispose of any interest in any of such Person’s assets (including through merger, spin-off or consolidation), except for sales of inventory in the ordinary course of business, licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business and sales of obsolete equipment, other than for sales in the aggregate for less than 10% of the Company’s market capitalization as of the date thereof.

(i)            Transaction with Affiliates. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Company or, as applicable, such Subsidiary or Managed PC, as the Company or such Subsidiary or Managed PC would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(j)            Changes in Business. The Company shall not enter into or engage in any business other than that (i) carried on (or contemplated to be carried on) as of the date hereof or (ii) substantially similar and related to the business of the Company carried on as of the date hereof.

(k)           Maintenance of the Company’s Business. The Company will, and will cause each of its Subsidiaries and Managed PCs to: (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses; (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times; (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and Managed PCs taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements with respect thereto; (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and Managed PCs taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements with respect thereto; (v) comply with all applicable laws, rules and regulations of all Governmental Authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and its Managed PCs taken as a whole; (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size engaged in similar lines of business; and (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

16

(l)            Asset Acquisitions. Without prior approval of the Majority Holders, the Company will not, and will cause each of its direct or indirect Subsidiaries and its Managed PCs not to, acquire any assets with an aggregate value in excess of $1,000,000.

(m)           Accounting Changes. The Company shall not change its fiscal year or make or permit any material change in accounting policies or reporting practices, except as permitted or required by GAAP.

(n)           Amendment of Governing Documents. Except as provided in this Agreement, the Company shall not amend, supplement, or otherwise modify any of the provisions of the Company’s Governing Documents in a manner that would be materially adverse to the Investor and shall not amend, alter, modify or change the rights, preferences or privileges of Common Stock.

(o)           Audited Financial Statements. The Company shall deliver, or cause to be delivered, to the Investor the audited financial statements for each fiscal year substantially simultaneously with the delivery thereof to the lenders of the Senior Indebtedness.

(p)           Notice of Defaults on Senior Indebtedness. As soon as practicable and in event within two Business Days after giving or receiving any notice that a default or event of default has occurred under the Senior Indebtedness, the Company shall deliver to the Investor a copy of any such notice.

(q)           Notice of Defaults and Events of Defaults. The Company shall provide to the Investor, as soon as possible and in any event within five Business Days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

(r)            Notice of Litigation. The Company shall provide to the Investor promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company or any of its Subsidiaries or its Managed PCs, which, if determined adversely to the Company, could have a Material Adverse Effect.

(s)           Collateral. The Company shall deliver, or cause to delivered, such security agreement, guarantees, mortgages and other Collateral Documents as are necessary to provide the Investor with guarantees by the same entities and security interests in the same assets as the guarantees and collateral documents delivered pursuant to the Guaranty Bank Agreement, together with such opinions, title insurance policies, endorsements, financing statements, control agreements and other agreements, documents and instruments in furtherance of such guarantees and collateral arrangements as any Investor may from time to time reasonably request.

17

(t)            Liquidation. Without prior approval of the Majority Holders, the Company shall not liquidate or dissolve the Company or any of its material Subsidiaries or material Managed PCs.

(u)           Management. Without prior approval of the Majority Holders, the Company shall not hire or terminate the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

5.2           Furnishing of Information.

(a)           Until such time that (i) no Investor owns any Securities acquired pursuant to this Agreement and (ii) the Notes acquired pursuant to this Agreement have been converted or repaid in full, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in the event of a merger or acquisition transaction approved by the board of directors that results in the Company not being subject to such reporting requirements.

(b)           At any time during the period commencing from the date hereof and ending at such time that all of the Securities acquired pursuant to this Agreement may be sold without any restrictions or limitations pursuant to Rule 144 promulgated under the Securities Act (including any public information requirements and any restrictions or limitations applicable to affiliates), if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”), then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell such Securities, an amount in cash equal to 1.0% of the aggregate Principal Amount and Series A Preferred Stock Purchase Price on the day of a Public Information Failure and on every 30th day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for such Securities to transfer such Securities pursuant to Rule 144.  The payments to which an Investor shall be entitled pursuant to Section 5.2 of this Agreement) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Investor’s right to pursue actual damages for the Public Information Failure, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

18

SECTION 6

SUBSEQUENT FINANCINGS

6.1           Participation in Future Financing.

(a)           Until 36 months after the date hereof, upon any proposed issuance by the Company or any of its Subsidiaries or its Managed PCs of Common Stock, Preferred Stock or Common Stock Equivalents, other than (i) a rights offering to all holders of Common Stock (which may include extending such rights offering to holders of Notes and Series B Preferred Stock) or (ii) issuance of Excluded Securities (each a “Subsequent Financing”), the Company shall offer to the Investor an opportunity to participate in such Subsequent Financing as provided below, and the Investor shall have the right, but not obligation, to participate in such Subsequent Financing, in each case up to an amount of the Subsequent Financing equal to the Investor’s ownership percentage of Common Stock on an “as-converted basis” (assuming the conversion of the Notes, Series A Preferred Stock and Series B Preferred Stock held by the Investor) (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least 10 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, and only upon a request by the Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to the Investor. As part of any such request, the Investor shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           If the Investor desires to participate in such Subsequent Financing, the Investor must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after the Investor receives the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such 10th Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)           The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 6.1 of this Agreement, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

19

(e)           The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any of the securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Notes, Series A Preferred Stock or Series B Preferred Stock issued or issuable pursuant to this Agreement, without the prior written consent of the Investor.

(f)            Notwithstanding anything to the contrary in this Section 6.1 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the 10th Trading Day following delivery of the Subsequent Financing Notice. If by such 10th Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries or its Managed PCs.

SECTION 7

MISCELLANEOUS

7.1           Survival of Representations, Warranties and Covenants. The warranties and representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the occurrence of the Closing Date for a period of 24 months from the date hereof and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. The covenants of the Company and the Investor contained in or made pursuant to this Agreement, including Section 6 and Section 7 of this Agreement shall survive the execution and delivery of this Agreement and the occurrence of the Closing Date.

7.2           Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Investor. The Securities acquired pursuant to this Agreement shall be freely transferable, without restriction, subject to compliance with applicable securities laws and the Subordination Agreement. Notwithstanding the foregoing, shares of Series A Preferred Stock may only be purchased, sold or otherwise transferred together with the Notes. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

20

7.3           Governing Law; Venue; Jury Trial Waiver.

(a)           This Agreement is to be construed in accordance with and governed by the laws of the State of Colorado. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement or any of the other Transaction Documents may be brought in the courts of the State of Colorado or of the United States of America located in the Denver County, Colorado, as the Investor may elect, and, by execution and delivery hereof, the Company accepts and consents for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Investor, as applicable, in writing, with respect to any action or proceeding brought by the Company against the Investor. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

(b)           THE INVESTOR AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM, SUIT, PROCEEDING OR OTHER LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTOR ENTERING INTO THIS AGREEMENT.

7.4           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

7.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6           Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic transmission to the email address set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by electronic transmission to the email address set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below or on the signature pages to this Agreement with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when received by another party. A party may change or supplement the addresses given above, or designate additional addresses (or electronic addresses for electronic transmissions), for purposes of this Section 7.6 by giving the other party written notice of the new address in the manner set forth above.

21

7.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

7.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9           Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Series A Preferred Stock acquired pursuant to this Agreement for general corporate purposes, including for the payment of obligations under the Permitted Indebtedness as and when due and payable.

7.10         Indemnification.

(a)           Indemnification of Investor. In further consideration of the Investor’s execution and delivery, or acceptance, of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of such Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Investor Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (i) any intentional misrepresentation or material breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance by the Company or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding the foregoing, the Company shall have no indemnification obligation to the extent any Investor Indemnified Liabilities are due to the gross negligence or willful misconduct of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Investor Indemnified Liabilities which is permissible under applicable law.

22

(b)           Indemnification of Company. In further consideration of the Company’s execution and delivery, or acceptance, of this Agreement and issuing, as applicable, the Securities issuable hereunder, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and each of its officers and directors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any intentional misrepresentation or material breach of any representation or warranty made by the Investor in this Agreement or any other certificate, instrument or document contemplated hereby or thereby or (ii) any material breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding the foregoing, the Investor shall have no indemnification obligation to the extent any Company Indemnified Liabilities are due to the gross negligence or willful misconduct of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

(c)           Indemnification Procedure. Promptly after any Investor Indemnified Party or Company Indemnified Party, as applicable (the “Indemnified Party”), has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which such Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, such Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith and makes an unqualified acknowledgment in writing of its obligation to provide indemnification to the Indemnified Party with respect to such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

23

7.11          Legends.

(a)           Each certificate or instrument representing restricted Securities issuable hereunder, if any, shall be imprinted with a legend in substantially the following form, until such time that such Securities are no longer restricted under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(b)           Until the Senior Debt (as defined in the Subordination Agreement) has been Paid in Full (as defined in the Subordination Agreement), the Securities issuable hereunder shall be imprinted with a legend in substantially the following form:

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 28, 2017, IN FAVOR OF GUARANTY BANK AND TRUST COMPANY, A COLORADO BANK, WHICH AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

(c)           The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities issuable hereunder to a financial institution that is an “accredited investor” under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured such Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such Securities may reasonably request in connection with a pledge or transfer of such Securities.

24

(d)           Certificates evidencing the Securities issuable hereunder shall not contain any legend (including the legend set forth in Section 7.11 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144 promulgated under the Securities Act, or (iii) if such Securities are eligible for sale, free of any restrictions or limitations, under Rule 144 promulgated under the Securities Act (including any affiliate restrictions), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If the conditions of any of clauses (i)-(iv) above are satisfied, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or the Investor promptly if required by the Company’s transfer agent to effect the removal of the legend hereunder, or if requested by any Investor, respectively. If all or any portion of the Notes, Series A Preferred Stock or Series B Preferred Stock issuable hereunder is converted at a time when there is an effective registration statement to cover the resale of the underlying Common Stock, or if such Securities may be sold under Rule 144 free of any restrictions or limitations, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Securities shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 7.11(d), the Company will, no later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing such Securities, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 7.11(d). Certificates for the Securities subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by the Investor (or as otherwise requested by the Investor). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing the Securities issued with a restrictive legend.

25

(e)           In addition to the Investor’s other available remedies, the Company shall pay to an Investor, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Notes acquired pursuant to this Agreement (and corresponding portion of Series A Preferred Stock) (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to an Investor by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that the Investor anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Investor to the Company of the applicable shares of Common Stock (as the case may be) and ending on the date of such delivery and payment under this Section 7.11(e).

7.12         Register. The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities acquired pursuant to this Agreement have been issued (including the name and address of each transferee) and the amount of such Securities held by such person. The Company shall keep the register open and available during business hours for inspection by the Investor or their legal representatives upon prior written notice.

7.13         Interpretation. In this Agreement, except to the extent the context otherwise requires: (a) any reference in this Agreement to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

7.14         Authorizations, Fees and Expenses. The Company shall bear its own expenses and shall pay the reasonable expenses and legal fees of the Investor in connection with the transactions contemplated by this Agreement. The Company shall use its best efforts to obtain all necessary legal, contractual and shareholder authorizations for the transactions contemplated by this Agreement. If such authorization is not obtained and the transactions contemplated herein do not close as a result thereof, the Company shall pay all reasonable expenses and legal fees of the Investor.

26

7.15         Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement.

7.16         Reservation of Stock. The Company has as of the Closing Date (i) reserved from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Series B Preferred Stock upon the conversion of the Notes acquired pursuant to this Agreement and Series A Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series B Preferred Stock), (ii) reserved from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Series A Preferred Stock under the terms of this Agreement, and (iii) filed the Articles of Amendment of Series A Preferred Stock and the Articles of Amendment of Series B Preferred Stock with the Secretary of State of Colorado, amended the Governing Documents and taken all other necessary steps to provide sufficient reserves of (A) shares of Series B Preferred Stock issuable upon conversion of the Notes and Series A Preferred Stock issued or issuable pursuant to this Agreement and (ii) shares of Series A Preferred Stock issuable under this Agreement.

7.17         Disclosures. The Company shall provide the Investor copies of any proposed public disclosure of the Transaction Documents or the transactions contemplated thereby for its review and comment at least 24 hours prior to its public disclosure made by the Company, whether by means of press releases, filings with the SEC (including in a Current Report on Form 8-K) or otherwise. The Company will reasonably consider all of the Investor’s comments to such public disclosure. The Company agrees to a make a public disclosure by means of a press release (and filing with the SEC) announcing the transactions contemplated herein within four Business Days following the Closing Date.

7.18         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(Remainder of page intentionally left blank; signature pages follow)

27

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., as the Company

By:
Name:	Dennis N. Genty
Title:	Chief Financial Officer

Address for notices:

Birner Dental Management Services, Inc.
1777 S. Harrison Street
Suite 1400
Denver, Colorado 80210
Attn: Chief Financial Officer
Email: dgenty@perfectteeth.com

with a copy to:

Faegre Baker Daniels
3200 Wells Fargo Center 1700 Lincoln Street
Denver, Colorado 80203
Attention: Douglas R. Wright, Esq.
Email: Douglas.Wright@FaegreBD.com

[Company Signature Page to Securities Purchase Agreement]

Palm Active Dental II, LP, as Investor

By:
Name:
Title:

Name and Address of Investor:

Palm Active Dental II, LP

c/o Palm Management (US) LLC

19 West Elm Street

Greenwich, CT 06830

Attn: Craig Connors

Email: cconnors@palmventures.com

with a copy to:
Thompson Hine LLP
3900 Key Center
127 Public Square Cleveland, Ohio 44114-1291
Attention: Derek D. Bork, Esq.
Email: Derek.Bork@ThompsonHine.com